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                                                                    EXHIBIT 23.2



                         CONSENT OF ARTHUR ANDERSEN LLP
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 8, 1997 (except with respect to the matter discussed in Note 14, as to which the date is June 4,
1997) included in ContiFinancial Corporation's Annual Report on Form 10-K for the year ended March 31, 1997 and to all references to our Firm included in this registration statement.



                                          ARTHUR ANDERSEN LLP



New York, New York
August 21, 1997